Exhibit 5.20

[LETTERHEAD OF LINDQUIST & VENNUM LLP]

May 20, 2016

Quality Addiction Management, Inc. 6100 Tower Circle, Suite 1000 Franklin, Tennessee 37067	CRC Wisconsin RD, LLC 6100 Tower Circle, Suite 1000 Franklin, Tennessee 37067

Ladies and Gentlemen:

We have acted as special counsel to CRC Wisconsin RD, LLC, a Wisconsin limited liability company (“CRC”), and Quality Addiction Management, Inc., a Wisconsin corporation (“QAM” and with CRC, each a “Guarantor” and collectively, the “Guarantors”), in connection with the proposed guarantee from each of the Guarantors, along with the other guarantors under the Indenture (as hereinafter defined), of $390,000,000 in aggregate principal amount of 6.500% Senior Notes due 2024 (the “Exchange Notes”) to be issued by Acadia Healthcare Company, Inc. (“Acadia”), in connection with an exchange offer to be made pursuant to a Registration Statement on Form S-4 (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) on or about May 20, 2016. In connection with the foregoing, we have also reviewed (i) drafts of those certain Exchange Guarantees by each Guarantor (the “Exchange Guarantees”), (ii) that certain Indenture dated as of February 16, 2016 by and among Acadia, the Guarantors, the other guarantors a party thereto and U.S. Bank National Association, as trustee (the “Indenture”) and (iii) that certain Registration Rights Agreement dated as of February 16, 2016 by and among Acadia, the Guarantors, the other guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Registration Rights Agreement,” and with the Indenture and the Registration Statement, each a “Transaction Document” and collectively, the “Transaction Documents”).

This opinion letter is provided to you at the request of the Guarantors pursuant to the Indenture.

We have also reviewed the following (collectively, the “Reviewed Materials”):

(a) Articles of Organization of CRC, certified by the Wisconsin Department of Financial Institutions as of a recent date (the “CRC Articles”);

(b) Operating Agreement of CRC certified as true, correct and complete by CRC (the “CRC Operating Agreement,” and with the CRC Articles, collectively, the “CRC Charter Documents”);

(c) Articles of Incorporation QAM, certified by the Wisconsin Department of Financial Institutions as of a recent date (the “QAM Articles”);

(d) Bylaws of QAM certified as true, correct and complete by QAM (the “QAM Bylaws” and with the QAM Articles, collectively, the “QAM Charter Documents”);

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(e) Secretary’s Certificate of each Guarantor dated as of February 16, 2016 and reconfirmed on May 20, 2016;

(f) Certificate of Status for each Guarantor issued by the Wisconsin Department of Financial Institutions (the “Certificates of Status”).

The CRC Charter Documents and the QAM Charter Documents are collectively referred to herein as the “Charter Documents.”

Based upon the foregoing and subject to the other qualifications and assumptions contained herein, it is our opinion that:

1. QAM is duly incorporated, validly existing and in good standing under the laws of the State of Wisconsin.

2. CRC is duly formed, validly existing and in good standing under the laws of the State of Wisconsin.

3. Each Guarantor has the requisite corporate or limited liability company power and authority to execute, deliver and perform its respective obligations under the Transaction Documents to which it is a party.

4. The execution, delivery and performance by the Guarantors of each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all requisite corporate or limited liability company action necessary on the part of each Guarantor under its Charter Documents.

5. The execution and delivery by each Guarantor of the Transaction Documents to which it is a party, and the performance by each Guarantor of its respective obligations under the Transaction Documents and the consummation by each Guarantor of the transactions effected thereby, have been duly authorized by all necessary corporate or limited liability company action and do not: (i) constitute a breach or violation of the Charter Documents of such Guarantor; (ii) result in a violation of any law, statute or regulation applicable to such Guarantor which, in our experience, is normally applicable to transactions of the type contemplated by the Transaction Documents to which it is a party.

6. Each Guarantor has duly executed and delivered the Transaction Documents to which it is a party other than the Exchange Guarantees.

7. No consent, approval or authorization of, or permit or license from, or registration with, or notice to any federal or state regulatory authority is required in connection with the execution and delivery by each Guarantor of the Transaction Documents to which it is a party, the performance by such Guarantor of its obligations under the Transaction Documents and the consummation by such Guarantor of the transactions effected thereby, except (i) any such

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consent, approval, authorization, permit or license that has been requested and obtained, any such registration that has been made, any such notice that has been given, or any such other appropriate action that has been taken on or prior to the date hereof, (ii) such as may be required by orders, decrees and the like that are specifically applicable to the Guarantors, of which we have no knowledge, (iii) such as may be required by agreements or other instruments binding upon the Guarantors, of which we have no knowledge, (iv) as disclosed in the respective Transaction Documents, and (v) as may be required under the securities or “Blue Sky” laws of U.S., state or non-U.S. jurisdiction or other non-U.S. laws.

The opinions set forth herein are subject to the following assumptions and qualifications:

(a) We express no opinion as to the enforceability of any term or provision in any Transaction Document.

(b) We have assumed without independent investigation (i) the authenticity of all documents submitted to us as originals, (ii) the genuineness of all signatures, (iii) the legal capacity of all natural persons, (iv) the due authority of, and execution and delivery (as of the date hereof) by, the persons executing the Transaction Documents (other than the Guarantors), and (v) the conformity to the originals of all documents submitted to us as copies or final drafts.

(c) As used herein, the phrase “to our knowledge” means the conscious awareness of facts or other information by the primary lawyers in our office who have worked on the transactions contemplated by the Transaction Documents, who are the only lawyers in our office who have advised the Guarantors. We have conducted no special investigation with respect to our opinions and have only reviewed the Transaction Documents and the Reviewed Materials in rendering our opinions.

(d) The opinions given herein are as of the date hereof. We assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws or the articles of incorporation or bylaws of the Guarantors that may hereafter occur.

(e) We have assumed that the representations and warranties of the Guarantors contained in the Transaction Documents with regard to questions of fact are true, accurate, and complete, and we have relied upon the certifications made in the Reviewed Materials with regard to questions of fact in rendering our opinions.

(f) The Registration Statement will be effective at the time the Exchange Notes are offered as contemplated by the Registration Statement.

(g) Any applicable prospectus supplement will have been prepared and filed with the Commission describing the Exchange Notes offered thereby to the extent necessary.

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(h) The Outstanding Notes (as defined in the Registration Statement) have been exchanged in the manner described in the prospectus forming a part of the Registration Statement.

(i) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

(j) Acadia and the Guarantors will have obtained those certain legally required consents, approvals, authorizations and other orders of the Commission and any other federal regulatory agencies necessary for the Exchange Notes to be exchanged, offered and sold, in each case, as described and in the manner stated in the Registration Statement and any applicable prospectus supplement.

(k) The opinions given in paragraphs 1 and 2 are based solely upon our review of (i) the CRC Articles and the QAM Articles and (ii) Certificates of Status.

We express no opinion with respect to any matter which may be governed by the laws of any jurisdiction other than the State of Wisconsin.

Except as otherwise expressly set forth in this paragraph, this opinion letter (i) has been furnished to you at your request; and (ii) is limited to the express matters and opinions in it (and no opinions may be inferred or implied beyond those express matters and opinions). We hereby consent to the filing of this opinion with the Commission as Exhibit 5.20 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement.

Very truly yours,

/s/ LINDQUIST & VENNUM LLP

LINDQUIST & VENNUM LLP